Child & Company

A Professional Corporation of Certified Public Accountants
265 East 100 South, Suite 300, Salt Lake City, UT  84111
Phone:  (801) 534-0774
Fax:  (801) 359-2320





          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 of our report dated May 19, 1998, on our audits of the financial statement of Venturi Technologies, Inc.

                                        CHILD & COMPANY, PC
Salt Lake City, Utah
November 12, 1998                       /s/ Child & Company, PC